ARTICLES SUPPLEMENTARY TO
                            ARTICLES OF INCORPORATION
                                       OF
                              ACCESSOR FUNDS, INC.

         Pursuant to Section 2-105(c), 2-208.1, 2-605(a)(4) and 2-607 of the
Maryland General Corporation Law, as amended ("Code"), Accessor Funds, Inc. (the "Corporation"), a Maryland corporation organized on June 10, 1991, adopts the following Articles Supplementary to the Corporation's Amended and Restated Articles of Incorporation ("Articles of Incorporation").

         FIRST: Immediately prior to this supplement, the total number of shares of stock that the Corporation had authority to issue was fifteen billion (15,000,000,000) shares, with a par value of one tenth of one cent ($.001) per share, for an aggregate par value of Fifteen Million Dollars ($15,000,000.00). Pursuant to powers granted to the Board of Directors in Article IV of the Articles of Incorporation, the Board of Directors had established and classified fifteen (15) classes of shares of capital stock (each, referred to as a "Series"), comprising Fifteen Billion (15,000,000,000) shares in the aggregate, known as the following with the corresponding number of authorized shares:

         SERIES
         Accessor Growth Fund                                 1,000,000,000
         Accessor Value Fund                                  1,000,000,000
         Accessor Small to Mid Cap Fund                       1,000,000,000
         Accessor International Equity Fund                   1,000,000,000
         Accessor High Yield Bond Fund                        1,000,000,000
         Accessor Intermediate Fixed-Income Fund              1,000,000,000
         Accessor Short-Intermediate Fixed-Income Fund        1,000,000,000
         Accessor Mortgage Securities Fund                    1,000,000,000
         Accessor U.S. Government Money Fund                  1,000,000,000
         Accessor Income Allocation Fund                      1,000,000,000
         Accessor Income and Growth Allocation Fund           1,000,000,000
         Accessor Balanced Allocation Fund                    1,000,000,000
         Accessor Growth and Income Allocation Fund           1,000,000,000
         Accessor Growth Allocation Fund                      1,000,000,000
         Accessor Aggressive Growth Allocation Fund.          1,000,000,000

         SECOND: At a meeting of the Board of Directors ("Board") of the Corporation held on November 19, 2002, the Board voted to supplement the Articles of Incorporation of the Corporation and approved increasing or decreasing the number of shares allocated to each Series, and designating sub-classes of stock within each Series (referred to hereafter herein as Classes).

         THIRD: The total number of shares of capital stock that the Corporation has authority to issue remains fifteen billion (15,000,000,000) and remains unchanged.

         FOURTH: The par value of the shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Before the designation and reclassification described herein, the aggregate par value of all of the authorized shares was fifteen million (15,000,000) dollars and so remains.

         FIFTH: Pursuant to powers granted to the Board of Directors in Article IV of the Articles of Incorporation, the Board of Directors has increased or decreased the number of shares allocated to each Series as follows:

         SERIES
         Accessor Growth Fund                                   500,000,000
         Accessor Value Fund                                    500,000,000
         Accessor Small to Mid Cap Fund                         500,000,000
         Accessor International Equity Fund                     500,000,000
         Accessor High Yield Bond Fund                          500,000,000
         Accessor Intermediate Fixed-Income Fund                500,000,000
         Accessor Short-Intermediate Fixed-Income Fund          500,000,000
         Accessor Mortgage Securities Fund                      500,000,000
         Accessor U.S. Government Money Fund                  8,000,000,000
         Accessor Income Allocation Fund                        500,000,000
         Accessor Income and Growth Allocation Fund             500,000,000
         Accessor Balanced Allocation Fund                      500,000,000
         Accessor Growth and Income Allocation Fund             500,000,000
         Accessor Growth Allocation Fund                        500,000,000
         Accessor Aggressive Growth Allocation Fund.            500,000,000

         SIXTH: Pursuant to powers granted to the Board of Directors in Article IV of the Articles of Incorporation, the Board of Directors as allocated the shares of each Series to each Class as follows:

                                                                                     CLASS
                                                                ----------------------------------------------
         SERIES                                                   ADVISER           INVESTOR         C CLASS
         Accessor Growth Fund                                   200,000,000       150,000,000      150,000,000
         Accessor Value Fund                                    200,000,000       150,000,000      150,000,000
         Accessor Small to Mid Cap Fund                         200,000,000       150,000,000      150,000,000
         Accessor International Equity Fund                     200,000,000       150,000,000      150,000,000
         Accessor High Yield Bond Fund                          200,000,000       150,000,000      150,000,000
         Accessor Intermediate Fixed-Income Fund                200,000,000       150,000,000      150,000,000
         Accessor Short-Intermediate Fixed-Income Fund          200,000,000       150,000,000      150,000,000
         Accessor Mortgage Securities Fund                      200,000,000       150,000,000      150,000,000
         Accessor U.S. Government Money Fund                  2,000,000,000     2,000,000,000    2,000,000,000
         Accessor Income Allocation Fund                        200,000,000       150,000,000      150,000,000
         Accessor Income and Growth Allocation Fund             200,000,000       150,000,000      150,000,000
         Accessor Balanced Allocation Fund                      200,000,000       150,000,000      150,000,000
         Accessor Growth and Income Allocation Fund             200,000,000       150,000,000      150,000,000
         Accessor Growth Allocation Fund                        200,000,000       150,000,000      150,000,000
         Accessor Aggressive Growth Allocation Fund.            200,000,000       150,000,000      150,000,000

         In addition: The U.S. Government Money Fund Series shall have another sub-class designated the Institutional Class and Two Billion (2,000,000,000) shares are designated for this Class.

         SEVENTH: The Investor Class, Advisor Class, Institutional Class and Class C shares of each series (as applicable) shall represent investment in the same Series (that is, the same pool of assets) and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the Corporation's Articles of Incorporation and as set forth below:

(1) The net asset values of Investor Class, Advisor Class, Institutional Class and Class C shares shall be calculated separately. In calculating the net asset values,

         (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 (or equivalent fees by any other name attributable to any other class);

         (b) Each class shall be charged separately with such other expenses as may be permitted by the Securities and Exchange Commission rule or order and as the board of directors shall deem appropriate;

         (c) All other fees and expenses shall be charged to both classes, in the proportion that the net asset value of the Portfolio, except as the Securities and Exchange Commission may otherwise require;

(2) Dividends and other distributions shall be paid on Investor Class, Advisor Class, Institutional Class and Class C shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Investor Class, Advisor Class, Institutional Class and Class C shares. In calculating the amount of any dividend or other distribution,

         (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 (or equivalent fees by any other name) attributable to any other class;

         (b) Each class shall be charged separately with such other expenses as may be permitted by the Securities and Exchange Commission rule or order and as the Board of Directors shall deem appropriate;

         (c) All other fees and expenses shall be charged to both classes, in the proportion that the net asset value of the Portfolio, except as the Securities and Exchange Commission may otherwise require;

(3) Each class shall vote separately on matters pertaining only to that class, as the Directors shall from time to time determine. On all other matters, all classes shall vote together, and every share, regardless of class, shall have an equal vote with every other share.

         EIGHTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

         NINTH: The reclassification described herein was effected by the Board of Directors of the Corporation pursuant to a power contained in Article IV,
Section 2 of the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned President of Accessor Funds, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


Date:  December 18, 2002
      ---------------------

                                     Attest:

/s/  J. ANTHONY WHATLEY III                 /s/  CHRISTINE J. STANSBERY
---------------------------                 ---------------------------
J. Anthony Whatley, III                     Christine J. Stansbery
President                                   Secretary


Seattle, Washington  (ss)
Subscribed and sworn to before me this 18th day of December, 2002.
                                       ----        --------


/s/  ANNETTE T. HAYES
---------------------
Notary Public